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                                                                   EXHIBIT 10.10

                                                                  EXECUTION COPY

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                              AMENDED AND RESTATED
                    REGISTRATION AND PARTICIPATION AGREEMENT

                                  BY AND AMONG

                               RACI HOLDING, INC.

        THE CLAYTON & DUBLIER PRIVATE EQUITY FUND IV LIMITED PARTNERSHIP

                                       AND

                   BRUCKMANN, ROSSER, SHERRILL & CO. II, L.P.

                          Dated as of February 12, 2003


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                                Table of Contents

                                                                            Page
                                                                            ----
1.  Background.................................................................1

2.  Definitions................................................................3

3.  Registration...............................................................7

    3.1      Registration on Request...........................................7
    3.2      Incidental Registration..........................................10
    3.3      Registration Procedures..........................................12
    3.4      Underwritten Offerings...........................................16
    3.5      Preparation; Reasonable Investigation............................19
    3.6      Other Registrations..............................................19
    3.7      Indemnification..................................................20
    3.8      No Other Registration Rights.....................................23

4.  Participation Rights......................................................23

5.  Take-Along Rights.........................................................25

    5.1      Take-Along Notice................................................25
    5.2      Conditions to Take-Along.........................................26
    5.3      Remedies.........................................................26
    5.4      Public Market....................................................27

6.  Miscellaneous.............................................................27

    6.1      Rule 144; Legended Securities; etc...............................27
    6.2      Amendments and Waivers...........................................27
    6.3      Nominees for Beneficial Owners...................................27
    6.4      Successors, Assigns and Transferees..............................28
    6.5      Notices..........................................................28
    6.6      Descriptive Headings.............................................30
    6.7      Governing Law....................................................30
    6.8      Time of the Essence Computation of Time..........................30
    6.9      Entire Agreement.................................................30
    6.10     Counterparts.....................................................30
    6.11     No Inconsistent Agreements.......................................30
    6.12     Severability.....................................................30
    6.13     Remedies; Attorneys' Fees........................................30
    6.14     Stock Splits, etc................................................31
    6.15     Term.............................................................31
    6.16     No Third Party Beneficiaries.....................................31
    6.17     Consent to Jurisdiction..........................................31
    6.18     Waiver of Jury Trial.............................................31

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                                                                  EXECUTION COPY

                              AMENDED AND RESTATED
                    REGISTRATION AND PARTICIPATION AGREEMENT

     AMENDED AND RESTATED REGISTRATION AND PARTICIPATION AGREEMENT, dated as of February 12 2003, among RACI Holding, Inc., a Delaware corporation (the "Company"), The Clayton & Dubilier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership (the "C&D Fund") and Bruckmann, Rosser, Sherrill & Co. II, L.P., a Delaware limited partnership (the "BRS Fund"), which amends and restates the Registration and Participation Agreement, dated as of November 30, 1993 in its entirety.

     1.   Background.

          (a) The Company, pursuant to a Stock Purchase Agreement, dated as of November 30, 1993, between the Company and the C&D Fund, issued an aggregate 750,000 shares of Class A Common Stock to the C&D Fund in connection with the acquisition by Remington Arms Company, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Remington") of certain businesses pursuant to an Asset Purchase Agreement, dated as of November 24, 1993, with E.I. du Pont de Nemours and Company, a Delaware corporation (the "Acquisition").

          (b) In connection with the Acquisition, the Company and the C&D Fund entered into a Registration and Participation Agreement, dated as of November 30, 1993 (the "Original Agreement").

          (c) Pursuant to an Investment Agreement, dated as of December 19, 2002 (the "BRS Investment Agreement"), by and among the Company, the C&D Fund and the BRS Fund, pursuant to which, among other things, the Company has issued to the BRS Fund 135,954 shares of Class A Common Stock for a cash purchase price equal to $220.31 per share (the "Share Purchase Price") for an aggregate purchase price of 29,952,025 (the "BRS Investment").

          (d) In connection with the Investment, the Company repurchased (the "Repurchase") 722,981 of its outstanding shares of Class A Common Stock for a combination of cash, senior notes of the Company with an interest rate of 12% per annum (the "RACI A Senior Notes") and senior notes of Holding with an interest rate of 15% per annum (the "RACI B Senior Notes", and together with the RACI A Senior Notes, the "RACI Senior Notes").

          (e) Following the consummation of the BRS Investment and the Repurchase, the C&D Fund owns 28.8% and the BRS Fund owns 66.4% of the outstanding shares of Class A Common Stock, and the C&D Fund owns all of the RACI Senior Notes.

          (f) The Company has issued and sold and may in the future issue or sell shares of Class A Common Stock to certain Individual Investors pursuant to appropriate forms of stock subscription agreements (the "Individual Investor Stock Subscription Agreements") or

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certain non-employee directors or other purchasers (the "Subsequent Purchasers")
pursuant to appropriate forms of stock subscription agreements (the "Director Stock Subscription Agreements"), including (i) the Stock Subscriptions, dated as of the date of this Agreement, each between the Company and an Affiliate of B. Charles Ames, an existing director of the Company, for the issuance and sale to the Affiliates of Mr. Ames of $803,250.20 of shares of Class A Common Stock at a purchase price equal to the Share Purchase Price (the "Ames Investment"), (ii) the Stock Subscription, dated as of the date of this Agreement, between the Company and Julie Frist for the issuance and sale to Ms. Frist of $38,995 of shares of Class A Common Stock at a purchase price equal to the Share Purchase Price (the "Frist Investment"), (iii) the Stock Subscription, dated as of the date of this Agreement, between the Company and Marilena Tibrea for the issuance and sale to Ms. Tibrea of approximately $8,813 of shares of Class A Common Stock at a purchase price equal to the Share Purchase Price (the "Tibrea Investment"), and (iv) the Stock Subscription, dated as of the date of this Agreement, between the Company and James Prall for the issuance and sale to Mr. Prall of $50,010.37 of shares of Class A Common Stock at a purchase price equal to the Share
Purchase Price (the "Prall Investment", and together with the Ames Investment, the Frist Investment and the Tibrea Investment, the "Other Investments", and the Stock Subscription Agreements for such Other Investments, the "Other Investment Agreements"). The Company or the C&D Fund has issued or sold and, subject to compliance with the terms of the Shareholders Agreement, the Company, the C&D Fund and the BRS Fund may in the future issue or sell shares of Class A Common Stock to certain key executives and employees of the Company or one of its subsidiaries ("Subsequent Management Purchasers") or, subject to compliance with the terms of the Shareholders Agreement, the Company may in the future grant options to purchase shares of Class A Common Stock to Subsequent Management Purchasers or Subsequent Purchasers, in each case pursuant to appropriate forms of stock subscription agreements (the "Subsequent Stock Subscription
Agreements") or stock option agreements, plans or arrangements (the "Subsequent Stock Option Agreements").

          (g) The Subsequent Management Purchasers, the Subsequent Purchasers and any trusts holding shares of Class A Common Stock or options to purchase shares of Class A Common Stock for the benefit of relatives of any Subsequent Management Purchaser or Subsequent Purchaser who is an employee of the Company or one of its subsidiaries are referred to herein collectively as the "Management Stockholders." The Fund Stock Subscription Agreement, the BRS Investment Agreement, the Other Investment Agreements, the Individual Investor Stock Subscription Agreements, the Director Stock Subscription Agreements, the Subsequent Stock Subscription Agreements and the Subsequent Stock Option Agreements are referred to herein collectively as the "Stock Subscription Agreements").

          (h) Pursuant to Section 7.2 of the Original Agreement, the C&D Fund, as a holder of a majority of the Registrable Securities under the Original Agreement, has consented to the amendment and restatement of the Original Agreement as set forth in this Agreement, which consent is evidenced by the execution by the C&D Fund of this Agreement.

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          (i)   This Agreement is effective as of the date of the Original
Agreement with respect to any Registrable Securities issued or sold or upon the issuance or sale of Common Stock to any party pursuant to any Stock Subscription Agreement that provides such Common Stock shall be Registrable Securities, it being understood that, with respect to Registrable Securities to be issued in the future, any such Stock Subscription Agreement will provide that the shares of Class A Common Stock sold thereunder are entitled to the rights and subject to the obligations created hereunder, provided that such issuance or sale shall have been approved by the Board of Directors of the Company in accordance with the Shareholders Agreement, dated as of the date of this Agreement, among the Company, the C&D Fund and the BRS Fund, as amended from time to time in accordance with the terms thereof (the "Shareholders Agreement").

          (j) It is a condition to the closing of the BRS Investment that the parties enter into this Agreement.

          (k) In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereby agree as follows.

     2. Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:


          "Acquisition": See Section 1.

          "Affiliate": any Person directly or indirectly Controlling, Controlled by or under common Control with such first Person, provided that (i) any other investment fund managed by, and any employee of, Clayton, Dubilier & Rice, Inc., or Bruckmann, Rosser, Sherrill & Co., L.L.C., as the case may be, is deemed to be an Affiliate of the C&D Fund or the BRS Fund, as the case may be, (ii) each of Michael I. Dubilier, Hubbard C. Howe and Leon J. Hendrix, Jr. and each person who is a partner of Clayton & Dubilier Associates IV Limited Partnership as at the date of this Agreement is deemed to be an Affiliate of the C&D Fund and of each other, and (iii) each person who is a partner of BRSE, L.L.C. as at the date of this Agreement is deemed to be an Affiliate of the BRS Fund and of each other.

          "Affiliate Transferee": See the definition specified in the Shareholders Agreement.

          "Ames Investment": See Section 1.

          "BRS Fund": See the introduction to this Agreement.

          "BRS Investment": See Section 1.

          "BRS Investment Agreement": See Section 1.

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          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

          "C&D Fund": See the introduction to this Agreement.

          "Class A Common Stock": The Class A Common Stock, par value $.01 per share, of the Company.

          "Class B Common Stock": The Class B Common Stock, par value $.01 per share, of the Company.

          "Common Stock": The Class A Common Stock and the Class B Common Stock.

          "Company": See the introduction to this Agreement.

          "Control": The power to direct the affairs of a Person by reason of ownership of voting stock, by contract or otherwise.

          "Custodian": See Section 5.2.

          "Director Stock Subscription Agreements": See Section 1.

          "Excess Number": See Section 4(b).

          "Exchange Act": The Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations thereunder which shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor Federal statute, and the rules and regulations thereunder.

          "Frist Investment": See Section 1.

          "Fund": See Section 4.

          "Fund Distributee": See the definition specified in the Shareholders Agreement.

          "Fund Stock Subscription Agreement": See Section 1.

          "Individual Investors": Directors or senior executives of corporations in which entities managed or sponsored by Clayton, Dubilier & Rice, Inc. or Bruckmann, Rosser, Sherrill & Co. L.L.C. have made equity investments.

          "Individual Investor Stock Subscription Agreement": See Section 1.

          "Management Stockholders": See Section 1.

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          "NASD": National Association of Securities Dealers, Inc.

          "NASDAQ": The NASD Automated Quotation System.

          "100% Buyer": see Section 5.1.

          "Original Agreement": See Section 1.

          "Other Investment Agreements": See Section 1.

          "Other Investments": See Section 1.

          "Person": Any individual, corporation, partnership, limited liability company, joint venture, trust, business association, governmental entity or other entity.

          "Public Market": A "Public Market" for the Company's Common Stock shall be deemed to have been established at such time as 20% of the Common Stock (on a fully diluted basis) has been sold to the public pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144, other than a Special Registration.

          "Qualifying Number": as at any time, 5% of the then outstanding shares of Class A Common Stock (excluding any sales or transfers by the C&D Fund or the BRS Fund to any Management Stockholders).

          "Qualifying Sale": See Section 4(b).

          "Registrable Securities": (a) Any Common Stock issued or issuable to BRS Fund, C&D Fund and any of their respective Affiliate Transferees, Fund Distributees or Third Party Transferees, (b) any Class A Common Stock or Class B Common Stock issued or to be issued pursuant to the Stock Subscription Agreements (including upon exercise of options granted pursuant to the Subsequent Stock Option Agreements), that provides that such Common Stock shall be Registrable Securities, subject to Section 1(i), (c) any Class A Common Stock issued upon conversion of the Class B Common Stock referred to in clause (a) above, (d) any Class B Common Stock issued in exchange for the Class A Common Stock referred to in clauses (a) or (b) above, (e) any shares of Common Stock issued pursuant to the terms of, and under the circumstances set forth in, the Shareholders Agreement, and (f) any securities issued or issuable with respect to any Common Stock referred to in the foregoing clauses (i) upon any conversion or exchange thereof, (ii) by way of stock dividend or stock split, (iii) in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or (iv) otherwise, in all cases subject to the penultimate paragraph of Section 3.3. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement (other than a Special Registration pursuant to which such securities were issued by the Company) with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance

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with such registration statement, (B) such securities shall have been distributed to the public pursuant to Rule 144, (C) subject to the provisions of the second paragraph of Section 6.1, such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (D) such securities shall have ceased to be outstanding.

          "Registration Expenses": All expenses incident to the Company's performance of its obligations under or compliance with Section 3, including without limitation, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all fees and expenses associated with listing securities on exchanges or NASDAQ, all fees and other expenses associated with filings with the NASD (including, if required, the fees and expenses of any "qualified independent underwriter" and its counsel), all printing expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, and the expenses of any special audits made by such accountants required by or incidental to such performance and compliance and fees and disbursements of one counsel selected by the holders of a majority (by number of shares) of the Registrable Securities requested to be included in such registration, but not including (a) fees and disbursements of counsel retained by the holders of Registrable Securities except as otherwise provided herein, or (b) any underwriting discounts or commissions or any transfer taxes.

          "Remington": See Section 1.

          "Requisite Percentage of Stockholders": The holder or holders of at least (a) as to the initial request under Section 3.1, 50% (by number of shares) of the Registrable Securities at the time outstanding or (b) as to any other request, 20% (by number of shares) of the Registrable Securities at the time outstanding.

          "Rule 144": Rule 144 (or any successor provision) under the Securities Act.

          "Sale of the Company": See Section 5.1.

          "Sale Notice": See Section 4(a).

          "Securities Act": The Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations thereunder which shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor Federal statute, and the rules and regulations thereunder.

          "Securities and Exchange Commission": The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act.

          "Selling Holder": see Section 5.1.

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          "Shareholders Agreement": See Section 1.

          "Special Registration": The registration of equity securities and/or options or other rights in respect thereof solely on Form S-4 or S-8 or any similar or successor form.

          "Stock Subscription Agreements": See Section 1.

          "Subsequent Management Purchasers": See Section 1.

          "Subsequent Purchasers": See Section 1.

          "Subsequent Stock Option Agreements": See Section 1.

          "Subsequent Stock Subscription Agreements": See Section 1.

          "Subsidiary": With respect to any Person, any Person, a majority of the outstanding voting securities of which is owned, directly or indirectly, by that Person.

          "Take-Along Holders": see Section 5.1.

          "Take-Along Notice": see Section 5.1.

          "Take-Along Offer": see Section 5.1.

          "Tibrea Investment": See Section 1.

          "Third Party Transferees": See the definition specified in the Shareholders Agreement.

     3.   Registration.


     3.1  Registration on Request.

          (a) Requests. Subject to the provisions of Section 3.6, at any time or from time to time the Requisite Percentage of Stockholders shall have the right to make one or more written requests that the Company effect the registration under the Securities Act of all or part of the Registrable Securities of the holder or holders making such request, which requests shall specify the intended method of disposition thereof (including, without limitation, whether such registration is to be underwritten or otherwise) by such holder or holders the approximate number of Registrable Securities requested to be registered and the anticipated price range for the offering, and upon any such request the Company will promptly give written notice of such requested registration to all holders of Registrable Securities, and thereupon will use its best efforts to effect the registration (subject to the terms of this Agreement) under the Securities Act of,

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                (i)   the Registrable Securities which the Company has been so
     requested to register, and

                (ii) all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that the Company shall not be required under this Section 3.1(a) to effect a registration under the Securities Act if the Registrable Securities proposed to be included in such registration would not yield at least $5,000,000 of net proceeds to the sellers of such Registrable Securities. Notwithstanding the foregoing, if the Board of Directors of the Company determines in its good faith judgment, after consultation with a firm of nationally recognized underwriters, that there will be a material adverse effect on (x) a then contemplated initial public offering of the Common Stock unless such offering is solely a primary offering or (y) any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction, then (i) the Requisite Percentage of Stockholders shall be given notice of such fact, (ii) the filing or the effectiveness of a registration statement related to such request may be postponed by 90 days, (iii) the holders of Registrable Securities shall be entitled to withdraw their request under this Section 3.1, and (iv) such registration shall not be deemed to have been effected or requested pursuant to this Section 3.1; provided that the Company may postpone a registration request made pursuant to Section 3.1(a) only once in any 365 day period.

          (b) Registration Statement Form. Each registration requested pursuant to this Section 3.1 shall be effected by the filing of a registration statement on Form S-1, Form S-2 or Form S-3 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such forms as presently constituted), unless the use of a different form is (i) required by law or (ii) permitted by law and agreed to in writing by holders holding at least a majority (by number of shares) of the Registrable Securities as to which registration has been requested pursuant to this Section 3.1. At any time after the Company has issued and sold any shares of its capital stock registered under an effective registration statement under the Securities Act, or after the Company shall have registered any class of equity securities pursuant to Section 12 of the Exchange Act, it will use its best efforts to qualify for registration on Form S-2 or Form S-3 (or any other comparable form hereinafter adopted). If the holders of a majority (by number of shares) of the Registrable Securities proposed to be sold in such registration (or, if such registration involves an underwritten public offering, the managing underwriter) shall notify the Company in writing that, in the judgment of such holders (or, if applicable, such managing underwriter), the inclusion of additional information not required by Form S-2 or Form S-3 as specified in such notice is of material

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importance to the success of the public offering of such Registrable Securities, such information shall be so included.

          (c) Expenses. The Company will pay all Registration Expenses in connection with the first five registrations which are effected as requested under Section 3.1(a) and all Registration Expenses in connection with requests made under Section 3.1(a), which are withdrawn or nullified under Section 3.1(a). The Registration Expenses in connection with each other registration, if any, requested under this Section 3.1 shall be apportioned among the holders whose Registrable Securities are then being registered, on the basis of the respective amounts (by number of shares) of Registrable Securities then being registered by them or on their behalf. However, in the case of all registrations requested under Section 3.1(a), the Company shall pay all amounts in respect of
(i) any allocation of salaries of personnel of the Company and its Subsidiaries or other general overhead expenses of the Company and its Subsidiaries or other expenses for the preparation of financial statements or other data normally prepared by the Company and its Subsidiaries in the ordinary course of its business, (ii) the expenses of any officers' and directors' liability insurance,
(iii) the expenses and fees for listing the securities to be registered on each exchange on which similar securities issued by the Company are then listed or, if no such securities are then listed, on an exchange selected by the Company and (iv) all fees associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD). Notwithstanding the provisions of this Section 3.1(c) or of Section 3.2, each seller of Registrable Securities shall pay all Registration Expenses to the extent required to be paid by such seller by applicable law and for which the Company is not permitted to reimburse such seller for such expenses.

          (d) Inclusion of Other Securities. The Company shall not register securities (other than Registrable Securities) for sale for the account of any Person other than the Company in any registration requested pursuant to Section 3.1(a) unless permitted to do so by the written consent of holders holding at least a majority (by number of shares) of the Registrable Securities proposed to be sold in such registration.

          (e) Effective Registration Statement. A registration requested pursuant to Section 3.1(a) will not be deemed to have been effected unless it has become effective for the period specified in Section 3.3(b), provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the holders of Registrable Securities requesting the registration shall be deemed to have been effected by the Company at the request of such holders.

          (f) Pro Rata Allocation. If the holders of a majority (by number of shares) of the Registrable Securities for which registration is being requested pursuant to Section 3.1(a) determine, based on consultation with the managing underwriters or, in an offering which is not underwritten, with an investment banker of national standing, that the number of securities to be sold in any such offering should be limited due to market conditions or otherwise, then (x) all

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holders of Registrable Securities proposing to sell their securities in such registration shall share pro rata in the number of securities being offered (as determined by the holders holding a majority (by number of shares) of the Registrable Securities for which registration is being requested in consultation with the managing underwriters or investment banker, as the case may be) and registered for their account, such sharing to be based on the number of Registrable Securities as to which registration was requested by such holders, respectively and (y) thereafter, if permitted hereunder, other securities requested to be included in such request shall be included in a manner determined by the Company.

     3.2 Incidental Registration. If the Company at any time proposes to register any of its equity securities (as defined in the Exchange Act) under the Securities Act (other than pursuant to Section 3.1 or pursuant to a Special Registration), whether or not for sale for its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 3.2. Upon the written request of any holder of Registrable Securities given to the Company within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:

          (a) if such registration shall be in connection with the initial public offering of Common Stock, the Company shall not include any Registrable Securities in such proposed registration if the Company's Board of Directors shall have determined, after consultation with the managing underwriters for such offering, that it is not in the best interests of the Company to include all or any portion of the Registrable Securities in such registration; provided, that if any portion of the Registrable Securities is included in such registration, such Registrable Securities shall be included in accordance with
Section 3.2(c);

          (b) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities that was previously notified of such registration and, thereupon, shall not register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities to request that a registration be effected under
Section 3.1;

          (c) if the Company shall be advised in writing by the managing underwriters (or, in connection with an offering which is not underwritten, by an investment banker of national standing), and the Company shall so advise each holder of Registrable Securities

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requesting registration of such advice, that in their or its opinion the number of securities requested to be included in such registration (whether by the Company, pursuant to this Section 3.2 or pursuant to any other rights granted by the Company to a holder or holders of its securities to request or demand such registration or inclusion of any such securities in any such registration) exceeds the number of such securities which can be sold in an orderly manner in such offering within a price range acceptable to the Company or the holders initially requesting such registration, as applicable, and without affecting the marketability of the offering,

                (i) the Company shall include in such registration the number (if any) of Registrable Securities so requested to be included which in the opinion of such underwriters or investment banker, as the case may be, can be sold and shall not include in such registration any other securities (other than securities being sold by the Company, which shall have priority in being included in such registration) so requested to be included unless all Registrable Securities requested to be so included are included therein, and

                (ii) if in the opinion of such underwriters or investment banker, as the case may be, some but not all of the Registrable Securities may be so included, all holders of Registrable Securities requested to be included therein shall share pro rata in the number of shares of Registrable Securities included in such public offering on the basis of the number of Registrable Securities requested to be included therein by such holders; provided that, in the case of a registration initially requested or demanded by a holder or holders of securities other than Registrable Securities, the holders of the Registrable Securities requested to be included therein and the holders of such other securities shall share pro rata (based on the number of shares if the requested or demanded registration is to cover only Common Stock and, if not, based on the proposed offering price of the total number of securities included in such public offering requested to be included therein), and the Company shall so provide in any registration agreement hereinafter entered into with respect to any of its securities; and

          (d) prior to executing the underwriting agreement, or, if none, prior to the effective date of the registration statement filed in connection with such registration, each such holder shall have the right to withdraw its request to have its Registrable Securities included in such registration statement.

     The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.2. No registration effected under this Section 3.2 shall relieve the Company from its obligation to effect registrations upon request under Section 3.1.

     3.3 Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3.1 and 3.2, the Company will promptly:

          (a) prepare and file (in the case of a registration pursuant to Section 3.1(a), not more than 60 days after request therefore) with the Securities and Exchange Commission a registration statement with respect to such securities, make all required filings with the NASD and use best efforts to cause such registration statement to become effective;

          (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith and such other documents as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than six months after such registration statement becomes effective;

          (c) furnish to counsel (if any) selected by the holders of a majority (by number of shares) of the Registrable Securities covered by such registration statement copies of all documents proposed to be filed with the Securities and Exchange Commission in connection with such registration, which documents will be subject to the review and comment of such counsel, and promptly notify and furnish such counsel of the receipt by the Company of any written comments received from the SEC;

          (d) furnish to each seller of such securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits and documents filed therewith (other than those filed on a confidential basis), except that the Company shall not be obligated to furnish any seller of such securities with more than two copies of such exhibits and documents), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

          (e) use its best efforts (i) to register or qualify such securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall request, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect and (iii) to do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

          (f) in connection with an underwritten public offering only, furnish to each seller a signed counterpart, addressed to the sellers, of

                (i) an opinion of counsel for the Company experienced in securities law matters dated the effective date of the registration statement (and, if such registration includes an underwritten public offering, dated the date of closing under the underwriting agreement), and

                (ii) a "comfort" letter, dated the effective date of the registration statement (and, if such registration includes an underwritten public offering, dated the date of closing under the underwriting agreement), signed by the independent public accountants who have issued an audit report on the Company's financial statements included in the registration statement, subject to such seller having executed and delivered to the independent public accountants such certificates and documents as such accountants shall reasonably request and provided that such accountants shall be permitted by the standards applicable to certified public accountants to deliver a "comfort" letter to such seller, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

          (g) (i) promptly notify each holder of Registrable Securities covered by such registration statement if such registration statement, at the time it or any amendment thereto became effective, contained (x) an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading upon discovery by the Company of such material misstatement or omission or (y) upon discovery by the Company of the happening of any event as a result of which the Company believes there would be such a material misstatement or omission and, as promptly as practicable, prepare and file with the Securities and Exchange Commission a post-effective amendment to such registration statement and use best efforts to cause such post-effective amendment to become effective as promptly as practicable such that such registration statement, as so amended, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, if the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, upon discovery by the Company of such material misstatement or omission or upon discovery by the Company of the happening of any event as a result of which the Company believes there would be a material misstatement or omission, and, as promptly as is practicable, prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made;

          (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company (complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act) covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the registration statement;

          (i) notify each seller of any securities covered by such registration statement (i) when such registration statement, or any post-effective amendment to such registration statement, shall have become effective, or any amendment of or supplement to the prospectus used in connection therewith shall have been filed, (ii) of any request by the Securities and Exchange Commission to amend such registration statement or to amend or supplement such prospectus or for additional information, (iii) of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus, and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes;

          (j) use its best efforts (i) (A) to list such securities on any securities exchange on which the Common Stock is then listed or, if no Common Stock is then listed, on an exchange selected by the Company, if such listing is then permitted under the rules of such exchange or (B) if such listing is not practicable or the Board determines that quotation as a NASDAQ National Market System security is preferable, to secure designation of such securities as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such securities, and, without limiting the foregoing, to arrange for at least two market makers to register as such with respect to such securities with the NASD, and (ii) to provide and cause to be maintained a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement;

          (k) use its best efforts to obtain the lifting of any stop order that might be issued suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, provided that if the Company is unable to obtain the lifting of any such stop order in connection with a registration pursuant to Section 3.1(a), the request for registration shall not be deemed exercised for purposes of determining whether such registration has been effected for purposes of Section 3.1(a) or 3.1(c).

          (l) enter into such customary agreements and take all such other actions as the holders of a majority of the Registrable Securities may reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares); provided, that no holder of Registrable Securities shall have any indemnification obligations inconsistent with Section 3.7 hereof;

          (m) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, material financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information, and participate in due diligence sessions, in each case reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (n) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel and the Company and its counsel should be included; and

          (o) use its commercially reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities.

     The Company may require each seller of any securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.

     The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to any seller of any securities covered thereby by name, or otherwise identifies such seller as the holder of any securities of the Company, without the consent of such seller, such consent not to be unreasonably withheld, unless such disclosure is required by law, in which case (i) such seller shall be promptly informed of any impending filing or amendment and (ii) no such consent shall be required.

     By acquisition of Registrable Securities, each holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Company pursuant to Section 3.3(g), such holder will promptly discontinue such holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.3(g). If so directed by the Company, each holder of Registrable Securities will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, in such holder's possession of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 3.3(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3.3(g).

     Although shares of Class A Common Stock issuable upon the exercise of options and shares of Class B Common Stock are included in the definition of Registrable Securities, the Company shall, in respect of any such Registrable Securities requested to be registered pursuant hereto, be required to include in any registration statement only shares of Class A Common Stock issuable upon conversion of or pursuant to such Registrable Securities and only if the Company has received assurances, reasonably satisfactory to it, in the case of shares issuable upon exercise of options, that such options will be exercised and in the case of Class B Common Stock that such Registrable Securities will be converted into shares of Class A Common Stock, in each case, promptly after such registration statement has become effective or the sale to an underwriter has been consummated so that only Class A Common Stock shall be distributed to the public under such registration statement.

     Notwithstanding any other provision of this Agreement, the parties hereto acknowledge that the Company shall have no obligation to prepare or file any registration statement prior to the time that financial information required to be included therein is available for inclusion therein; provided, that the Company shall use its best efforts to cause such financial information to be available on a timely basis.

     3.4 Underwritten Offerings. The provisions of this Section 3.4 do not establish additional registration rights but instead set forth procedures applicable, in addition to those set forth in Sections 3.1 through 3.3, to any registration which is an underwritten offering.

          (a) Underwritten Offerings Exclusive. Whenever a registration requested pursuant to Section 3.1(a) is for an underwritten offering, only securities which are to be distributed by the underwriters may be included in the registration. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements reasonably approved by the Person or Persons entitled hereunder to approve such arrangements pursuant to this Section 3.3 (which will include the making of representations and warranties and the granting of indemnification rights customary for a selling stockholder in the circumstances of such Person), and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents that are standard and customary for similarly situated Persons and are reasonably required under the terms of such underwriting arrangements; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution and no holder of Registrable Securities will have any indemnification obligations inconsistent with Section 3.7 hereof.

          (b) Underwriting Agreement. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 3.1(a), the Company (and, if thereby requested by the holders of a majority of the Registrable Securities to be registered, Remington) shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the holders of a majority (by number of shares) of the Registrable Securities to be covered by such registration and to the underwriters and to contain such representations and warranties by the Company (and, if requested, Remington) and such other terms and provisions as are customarily contained in agreements of this type, including without limitation,
(i) indemnities to the effect and to the extent provided in Section 3.7, (ii) provisions for the delivery of officers' certificates, (iii) opinions of counsel and (iv) accountants' "comfort" letters and hold-back arrangements. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company (and, if requested, Remington) to and for the benefit of such underwriters be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. In the event that any condition to the obligations under any such underwriting agreement are not met or waived, and such failure to be met or waived is not attributable to the fault of the selling stockholders requesting a demand registration pursuant to Section 3.1(a), such request for registration shall not be deemed exercised for purposes of determining whether such registration has been effected for purposes of Section 3.1(a) or 3.1(c).

          (c) Selection of Underwriters. Whenever a registration requested pursuant to Section 3.1(a) is for an underwritten offering, the Company will have the right to select the managing underwriters to administer the offering and the managing underwriters shall be of nationally recognized standing, which selection by the Company shall be subject to approval by holders of a majority of the Registrable Securities proposed to be included in such registration and such approval shall not be unreasonably withheld. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriters, the Company will have the right to select the managing underwriters, and the managing underwriters shall be of nationally recognized standing, which selection by the Company shall be subject to approval by holders of a majority of the Registrable Securities proposed to be included in such registration and such approval shall not be unreasonably withheld.

          (d) Incidental Underwritten Offerings. Subject to the provisions of the proviso to the first sentence of Section 3.2, if the Company at any time proposes to register any of its equity securities under the Securities Act (other than pursuant to Section 3.1 or pursuant to a Special Registration), whether or not for its own account, and such securities are to be distributed by or through one or more underwriters, the Company will give prompt written notice to all holders of Registrable Securities of its intention to do so and will use its best efforts, if requested by any holder of Registrable Securities, to arrange for such underwriters to include the Registrable Securities to be offered and sold by such holder among those to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company (and, if applicable, Remington) and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company (and, if applicable, Remington) to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of the underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. Such holders of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company, Remington or the underwriters other than (i) representations, warranties or agreements regarding such holder and such holder's intended method of distribution and (ii) any other representations required by applicable law; provided, that no holder of Registrable Securities shall have any indemnification obligations inconsistent with Section 3.7 hereof.

          (e) Hold Back Agreements. If and whenever the Company proposes to register any of its equity securities under the Securities Act for its own account (other than pursuant to a Special Registration), or is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 3.2, each holder of Registrable Securities agrees by acquisition of such Registrable Securities not to effect any public sale or distribution, including any sale pursuant to Rule 144, of any equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company (other than as part of such public offering) during the 20 days prior to, and for the 180 days after, the effective date of such registration statement, or for such shorter period as agreed (which agreement shall be equally applicable to all holders of Registrable Securities) to by the underwriters of such public sale or distribution. The Company agrees to cause each holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Company purchased from the Company at any time (other than in a registered public offering of Common Stock) to enter into a similar agreement with the Company. In no event shall the BRS Fund or its Affiliate Transferees be subject to a longer lockup period than any other holder of Registrable Securities. The Company further agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any registration statement (other than such registration or a Special Registration) covering any, of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, within 20 days prior to and 180 days after the effective date of such registration statement or for such shorter period as agreed to by the underwriters of such public sale or distribution.

          (f) Cooperation. In connection with any underwritten offering that includes any of the Registrable Securities, the Company shall participate fully, and use its best efforts to cause its management to participate fully, in efforts to sell the Registrable Securities under the offering (including, without limitation, participating in "roadshow" meetings with prospective investors) that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Company.

     3.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of such Registrable Securities so to be registered and their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Securities and Exchange Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and cause its officers, directors, employees and the independent public accountants who have issued audit reports on its financial statements to supply all information as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel or accountant, in connection with such registration statement.

     3.6 Other Registrations. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 3.2, and if such registration shall not have been withdrawn or abandoned, the Company shall not be obligated to and shall not effect any registration of any of its securities (including Registrable Securities) under the Securities Act (other than a Special Registration), whether of its own accord or at the request or demand of any holder or holders of such securities, until a period of six months shall have elapsed from the effective date of such previous registration in which at least 80% of the Registrable Securities requested to be included in such previous registration were included; and the Company shall so provide in any registration agreement with respect to any of its securities.

     3.7  Indemnification.

          (a) Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 3.2, the Company will, and will cause each of its Subsidiaries to agree to, indemnify and hold harmless each holder of such securities, its directors, officers, principals, members, partners, agents, advisors, representatives, affiliates and employees, each other person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other person, if any, who controls such holder or any such participating person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages, expenses or liabilities, joint or several ("Losses"), to which such holder or any such director, officer, principals, members, partners, agents, advisors, representatives, affiliates, employee, participating person or controlling person may become subject under the Securities Act or otherwise (including, without limitation, the reasonable fees and expenses of legal counsel incurred in connection with any Loss), insofar as such Losses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or related thereto, or any amendment or supplement thereto, together with any document incorporated therein by reference, (ii) any omission or alleged omission to state a fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state, foreign or common law rule or regulation and relating to action or inaction in connection with any such registration, disclosure document or other document; and the Company will reimburse such holder and each such director, officer, principals, members, partners, agents, advisors, representatives, affiliates, employee, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss, action or proceeding, provided that the Company shall not be liable in any such case to a holder or participating person to the extent that any such Loss arises out of or is based upon an untrue statement or omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder or participating person expressly for use in the preparation thereof or that arises out of or is based on such holder's or participating person's failure to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto after the Company has furnished such holder or participating person with a sufficient number of same, and provided, further, that the Company shall not be liable in any such case to a holder or a participating person to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and such holder or participating person of Registrable Securities thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such Loss after the Company had furnished such holder or participating person with a sufficient number of copies of the same or if such holder or participating person received notice from the Company of the existence of such untrue statement or alleged untrue statement or omission or alleged omission and such holder or participating person continued to dispose of Registrable Securities prior to the time of the receipt of either (A) an amended or supplemented prospectus which completely corrected such untrue statement or omission or (B) a notice from the Company that the use of the existing prospectus may be resumed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or participating person or any such director, officer, employee, participating person or controlling person and shall survive the transfer of such securities by such holder or participating person.

          (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 3.3, that the Company shall have received an undertaking satisfactory to it from each of the prospective sellers of such securities, to indemnify and hold harmless (in the same manner and to the extent as set forth in Section 3.7(a)) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each other person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other person, if any, who controls the Company or any such participating person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all Losses, joint or several, to which the Company or any such director, officer, principals, members, partners, agents, advisors, representatives, affiliates, employee, participating person or controlling person may become subject under the Securities Act or otherwise (including, without limitation, the reasonable fees and expenses of legal counsel incurred in connection with any claim for indemnity hereunder), insofar as such Losses (or actions or proceedings in respect thereof) arise out of or are based upon any statement in or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such holder or participating person expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, provided that the liability of each such holder or participating person will (i) be individual, not joint and several and (ii) be in proportion to and limited to the net amount received by such seller (after deducting any underwriting discount and expenses) from the sale of Registrable Securities pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

          (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of a claim or the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 3.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of such claim or commencement of such action or proceeding, provided that the failure of any indemnified party to give notice as provided therein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this
Section 3.7 to the extent such failure has not prejudiced the indemnifying party. In case any such claim, action or proceeding is made or brought against an indemnified party, the indemnifying party will be entitled to participate therein and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided that if such indemnified party and the indemnifying party reasonably determine, based upon advice of their respective independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to such claim, action or proceeding and that it is advisable for such indemnified party to be represented by separate counsel, such indemnified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party, in the defense of any such claim, action, proceeding or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (d) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 3.7 (with appropriate modifications) shall be given by (i) the Company and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any Federal or state law or regulation of governmental authority other than the Securities Act and (ii) Remington upon request by the holders of a majority of the Registrable Securities to be registered with respect to any such registration or qualification, or any registration of such securities under the Securities Act pursuant to Section 3.1 or 3.2.

          (e)   Other Remedies. If for any reason the foregoing indemnity under
Section 3.7(a), 3.7(b) or 3.7(d) is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party and the indemnified party under Section 3.7(a), 3.7(b) or 3.7(d) shall contribute to the amount paid or payable by the indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by each such party) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party's obligation to contribute pursuant to this Section 3.7(e) is several (in proportion to the relative value of their Registrable Securities covered by a registration statement) and not joint with the obligations of any other party. No party shall be liable for contribution under this Section 3.7(e) except to the extent and under such circumstances as such party would have been liable to indemnify under this Section 3.7 if such indemnification were enforceable under applicable law.

          (f) Officers and Directors. As used in this Section 3.7, the terms "officers" and "directors" shall include the partners of the holders of Registrable Securities which are partnerships.

          (g) Indemnification Payments. The indemnification and contribution required by this Section 3.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided that in the event it is ultimately determined that any amounts so paid were not subject to indemnification or contribution hereunder, the recipient thereof shall promptly return such amounts to payor thereof.

     3.8 No Other Registration Rights. The Company shall not, except as provided in this Agreement, without the prior written consent of holders of at least 66% (by number of shares) of the Registrable Securities, grant to any Person (i) the right to request the Company to register any securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities or (ii) any rights to the extent such rights conflict with, or are adverse to, the rights of holders of the Registrable Securities.

     4. Participation Rights. So long as any Registrable Securities remain outstanding and a Public Market has not been established with respect to the Common Stock, each of the C&D Fund and the BRS Fund (each, a "Fund") hereby agrees not to make any sale or transfer of Common Stock owned by such Fund which would constitute a Qualifying Sale, except pursuant to the following provisions of this Section 4:

          (a) Procedures for Qualifying Sales. At least 20 Business Days prior to making any sale or transfer of Common Stock which would constitute a Qualifying Sale, such Fund will deliver a written notice (the "Sale Notice") to the Company and the holders of Registrable Securities (excluding the other Fund, its Affiliate Transferees and Fund Distributees). The Sale Notice will fully disclose the identity of the prospective transferee and the terms and conditions of the proposed transfer, including the number of shares of Common Stock that the prospective transferee is willing to purchase and the intended consummation date of such Qualifying Sale. Such Fund agrees not to consummate any such transfer until at least 20

Business Days after the Sale Notice has been delivered to such holders, unless such Fund has received notices from each such holder of Registrable Securities indicating whether or not such holder has elected to participate in such Qualifying Sale and the number of shares to be sold by each such holder so electing to participate has been finally determined pursuant hereto prior to the expiration of such 20 Business Day-period. The holders of Registrable Securities may elect to participate in the contemplated sale by delivering written notice to such Fund and the Company within 20 Business Days after their receipt of the Sale Notice. If such a holder of Registrable Securities elects to participate in such sale, such holder will be entitled to sell (pro rata on the basis of the number of shares of Registrable Securities then held by such holder, unless all such holders otherwise agree among themselves to a different allocation) in the contemplated sale, at the same price and on the same terms, a number of shares of Registrable Securities equal to the product of (i) the quotient determined by dividing (A) the percentage of Registrable Securities then held by the holders so electing to participate by (B) the aggregate percentage of the Registrable Securities represented by the Registrable Securities then held by such Fund and the holders of Registrable Securities so electing to participate plus the aggregate number of Registrable Securities then held by other holders electing to participate in such sale pursuant to the Shareholders Agreement and (ii) the number of shares of Registrable Securities such transferee has agreed to purchase in the contemplated sale (or, in the case of a "Qualifying Sale" within the meaning of Section 4(b)(ii), the Excess Number of shares which such transferee has agreed to purchase). Any Registrable Security proposed to be included in any such contemplated sale that is not, but is convertible into, Common Stock of the same class as that proposed to be sold by such Fund shall be converted into Common Stock of such class prior to the time of the actual sale.

          (b) Qualifying Sale Defined. The term "Qualifying Sale" shall mean, in relation to each Fund, (i) any sale or transfer of Common Stock proposed to be made by such Fund at any time after February 12, 2003 when such Fund has sold or transferred in the aggregate at least the Qualifying Number of shares of Common Stock or (ii) in the event that prior to the sale or transfer by such Fund of an aggregate of the Qualifying Number of shares of Common Stock, such Fund proposes to sell or transfer a number of shares of Common Stock after February 12, 2003, which when combined with any prior sales or transfers of such shares by such Fund exceeds the Qualifying Number, the sale or transfer of a number of shares (the "Excess Number") equal to the excess of (A) the sum of any shares previously sold or transferred by such Fund and the aggregate number of shares proposed to be sold or transferred in such contemplated sale, over (B) the Qualifying Number of shares. In determining whether there is a "Qualifying Sale", equitable adjustments shall be made to reflect any stock split, stock dividend, stock combination, recapitalization or similar transaction.

          (c) Exclusion from Qualifying Sale. The obligation of each Fund and the rights of the holders of Registrable Securities pursuant to this Section 4 will not apply to (i) any sale or transfer by such Fund pursuant to a distribution to the public (whether pursuant to a registered public offering of Common Stock or pursuant to Rule 144 or otherwise (but not pursuant to Rule 144A under the Securities Act or any successor provision)), (ii) any sale or transfer by such Fund of Registrable Securities to any of its Affiliates pursuant to Section 4(a)(i) of the Shareholders Agreement, (iii) any distribution by such Fund of Registrable Securities to its Fund Distributees pursuant to Section 4(a)(ii) of the Shareholders Agreement, (iv) any sale or transfer by the BRS Fund, its Affiliate Transferees and Fund Distributees to the C&D Fund or any of its Affiliates pursuant to Section 4(a)(vi) of the Shareholders Agreement, and (v) any sale by such Fund of Registrable Securities pursuant to Section 4(a)(vii) of the Shareholders Agreement. Any shares referred to, or covered by any sale, transfer or distribution referred to, in the preceding sentence shall not be included in the computation of "Qualifying Sale."

          (d) The only Registrable Securities eligible to participate in the sale contemplated by Section 4(a) shall be shares of Class A Common Stock and shares of Class B Common Stock.

          (e) Public Market. In the event that a Public Market has been established, the provisions of this Section 4 shall terminate and cease to have further effect.

     5.   Take-Along Rights.

     5.1 Take-Along Notice. So long as the BRS Fund, together with its Affiliate Transferees and Fund Distributees, hold a number of shares of Common Stock equal to at least one-third of the Common Stock originally purchased by the BRS Fund at the closing of the BRS Investment, if the BRS Fund intends to effect a sale of more than 50% of the outstanding voting securities of the Company that has been approved by the Company's board of directors (such sale, a "Sale of the Company") to a third party (a "Buyer"), or if the BRS Fund, together with its Affiliate Transferees and Fund Distributees, no longer hold a number of shares of Common Stock equal to at least one-third of the Common Stock originally purchased by the BRS Fund at the closing of the BRS Investment, holders of a majority of the then outstanding Registrable Securities intend to effect a Sale of the Company (the BRS Fund together with its affiliate Transferees and Fund Distributees, or such holders of a majority of the then outstanding Registrable Securities, the "Selling Holder"), and elects to exercise its rights under this Section 5, the Selling Holder shall deliver written notice (a "Take-Along Notice") to all the holders of Registrable Securities other than the C&D Fund (collectively, the "Take-Along Holders"), which notice shall (a) state (i) that the Selling Holder wishes to exercise its rights under this Section 5 with respect to such transfer, (ii) the name and address of the Buyer, (iii) the per share amount and form of consideration the Selling Holder proposes to receive for its shares of Common Stock and (iv) the terms and conditions of payment of such consideration and all other material terms and conditions of such transfer, (b) contain an offer (the "Take-Along Offer") by the Buyer to purchase from the Take-Along Holders a pro rata portion of the outstanding capital stock of the Company held by the Take-Along Holders (including their Registrable Securities) on and subject to the same terms and conditions offered to the Selling Holder and (c) state the anticipated time and place of the closing of the Sale of the Company (a "Section 5 Closing"), which (subject to such terms and conditions) shall occur not fewer than five (5) days nor more than two hundred and ten (210) days after the date such Take-Along Notice is delivered, provided that if such

Section 5 Closing shall not occur prior to the expiration of such 210-day period, the Selling Holder shall be entitled to deliver another Take-Along Notice with respect to such Sale of the Company.

     5.2 Conditions to Take-Along. Upon delivery of a Take-Along Notice, the Take-Along Holders shall have the obligation to transfer a pro rata portion of the outstanding capital stock of the Company held by the Take-Along Holders (including their Registrable Securities) pursuant to the Take-Along Offer, as the same may be modified from time to time, provided that the Selling Holder transfers the same pro rata portion of the outstanding capital stock of the Company held by the Selling Holder (including its Registrable Securities) to the Buyer at the Section 5 Closing. Within 10 days of receipt of the Take-Along Notice, each Take-Along Holders shall (a) execute and deliver to the Selling Holder a power of attorney and a letter of transmittal and custody agreement in favor of, and in form and substance satisfactory to, the Selling Holder constituting (i) the BRS Fund, Bruckmann, Rosser, Sherrill & Co., L.L.C. or one or more of their respective affiliates designated by the BRS Fund, where the Selling Holder is the BRS Fund and/or any of its Affiliate Transferees or Fund Distributees, or (ii) another Person nominated by the Selling Holder, where the Selling Holder is composed of holders of a majority of the then outstanding Registrable Securities (the "Custodian"), the true and lawful attorney-in-fact and custodian for such Take-Along Holder, with full power of substitution, and authorizing the Custodian to take such actions as the Custodian may deem necessary or appropriate to effect the Sale of the Company to the Buyer, upon receipt of the purchase price therefor at the Section 5 Closing, free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer, proxies and voting and other agreements of whatever nature, and to take such other action as may be necessary or appropriate in connection with such sale, including consenting to any amendments, waivers, modifications or supplements to the terms of the sale (provided that the Selling Holder also so consents, and sells and transfers its Registrable Securities on the same terms as so amended, waived, modified or supplemented), (b) deliver to the Selling Holder certificates representing shares of capital stock of the Company (including Registrable Securities), together with all necessary duly executed stock powers and (c) shall raise no objection to such sale or the process pursuant to which the sale was conducted. Each Take-Along Holder will take all other necessary actions in connection with the consummation of the Sale of the Company, including without limitation, executing any applicable purchase agreement and exercising any outstanding options held by such Take-Along Holder, provided that such Take-Along Holder is required to participate in such Sale of Company only on the same terms and conditions as the Selling Holder.

     5.3 Remedies. Each Take-Along Holder acknowledges that the Selling Holder would be irreparably damaged in the event of a breach or a threatened breach by such Take-Along Holder of any of its obligations under this Section 5 and such Take-Along Holder agrees that, in the event of a breach or a threatened breach by such Take-Along Holder of any such obligation, the Selling Holder shall, in addition to any other rights and remedies available to it, in respect of such breach, be entitled to an injunction from a court of competent jurisdiction granting it specific performance by such Take-Along Holder of its obligations under this Section 5. In the event that the Selling Holder shall file suit to enforce the covenants contained in this Section 5 (or obtain any other remedy in respect of any breach thereof), the prevailing party in the suit shall be entitled to recover, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, including reasonable attorney's fees and expenses.

     5.4 Public Market. In the event that a Public Market has been established, the provisions of this Section 5 shall terminate and cease to have further effect.

     6.   Miscellaneous.

     6.1 Rule 144; Legended Securities; etc. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act relating to any class of equity securities (other than a registration statement pursuant to a Special Registration) the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available such information as necessary to permit sales pursuant to Rule 144), and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, as such Rule may be amended from time to time, or (b) any successor rule or regulation hereafter adopted by the Securities and Exchange Commission.

     The Company agrees that it will not issue new certificates for shares of Registrable Securities without a legend restricting further transfer unless such shares have been sold to the public pursuant to an effective registration statement under the Securities Act or Rule 144, or unless otherwise permitted under the Securities Act and the holder of such shares expressly so requests in writing.

     6.2 Amendments and Waivers. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of at least a majority (by number of shares) of the Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 6.2, whether or not such Registrable Securities shall have been marked to indicate such consent.

     6.3 Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election and unless notice is otherwise given to the Company by the record owner, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     6.4 Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities, subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein.

     6.5 Notices. All notices, requests, demands or other communications provided for hereunder shall be in writing and shall be deemed to have been duly given to any party (a) when delivered personally (by courier service or otherwise), (b) when delivered by facsimile and confirmed by receipt of the proper facsimile confirmation, (c) five days after being mailed by first class mail, postage prepaid (registered or certified mail, return receipt requested),
(d) when receipt acknowledged, if telecopied, or (e) the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery, in each case to the applicable address set forth beneath its name on the schedules hereto, or to such other address as such party may have designated to the Company in writing, or if to any other holder of Registrable Securities at the address of such holder in the stock record books of the Company, and if to the Company or the C&D Fund to the following addresses:

                (i)   if to the Company, to:

                      RACI Holding, Inc.
                      c/o Remington Arms Company, Inc.
                      870 Remington Drive
                      P.O. Box 700
                      Madison, North Carolina  27025-0700
                      Fax Number: (336) 548-7779
                      Attention: Chief Executive Officer

                (ii)  if to the C&D Fund, to:

                      The Clayton & Dubilier Private Equity
                        Fund IV Limited Partnership
                      270 Greenwich Avenue
                      Greenwich, Connecticut  06830

                      Attention:  Clayton & Dubilier Associates IV
                                   Limited Partnership
                                  Attention: Joseph L. Rice, III

or at such other address or addresses as the C&D Fund may have designated in writing to each holder of Registrable Securities at the time outstanding. Copies of any notice or other communication given under the Agreement shall also be given to:

                      Clayton, Dubilier & Rice, Inc.
                      375 Park Avenue
                      New York, New York  10152
                      Fax Number: (212) 893-7050
                      Attention: Michael G. Babiarz

                      and

                      Debevoise & Plimpton
                      919 Third Avenue
                      New York, New York  10022
                      Fax Number: (212) 909-6836
                      Attention: Paul S. Bird, Esq.

                (iii) if to the BRS Fund to:

                      Bruckmann, Rosser, Sherrill & Co. II, L.P.
                      c/o Bruckmann, Rosser, Sherrill & Co., Inc.
                      126 East 56th Street
                      New York, New York 10022
                      Fax Number: (212) 521-3799
                      Attention: Stephen C. Sherrill

or at such other address or addresses as the BRS Fund may have designated in writing to each holder of Registrable Securities at the time outstanding. Copies of any notice or other communication given under the Agreement shall also be given to:

                      Kirkland & Ellis
                      Citigroup Center
                      153 East 53rd Street
                      New York, New York 10022-4675
                      Fax Number:  (212) 446-4900
                      Attention:  Kim Taylor, Esq.

     6.6 Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     6.7 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of New York without regard to principles of conflicts of laws.

     6.8 Time of the Essence Computation of Time. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a day which is not a business day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

     6.9 Entire Agreement. Except as otherwise specifically provided in this Agreement, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and pre-empts any prior understandings, agreements or representations by or among the parties, written or oral, including the Original Agreement, which may have related to the subject matter hereof in any way.

     6.10 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all of such counterparts shall together constitute one and the same instrument.

     6.11 No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities by this Agreement.

     6.12 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     6.13 Remedies; Attorneys' Fees. Each holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any provision of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and other available remedy.

     6.14 Stock Splits, etc. Each holder of Registrable Securities agrees that it will vote to effect a stock split or combination with respect to any Registrable Securities in connection with any registration of such Registrable Securities hereunder, if the managing underwriter shall advise the Company in writing (or, in connection with an offering that is not underwritten, if an investment banker of national standing shall advise the Company in writing) that in their or its opinion such a stock split or combination would facilitate or increase the likelihood of success of the offering. Each holder of Registrable Securities agrees that any number of shares of Common Stock referred to in this Agreement shall be equitably adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or similar transaction.

     6.15 Term. This Agreement shall be effective as of the date hereof and shall continue in effect thereafter until the earliest of (a) its termination by the consent of the parties hereto or their respective successors in interest,
(b) the date on which no Registrable Securities remain outstanding and (c) the dissolution, liquidation or winding up of the Company.

     6.16 No Third Party Beneficiaries. Except as provided in Sections 1(i), 3.7, 4 and 5.1, nothing in this Agreement shall confer any rights upon any Person other than the parties and each such party's respective heirs, successors and permitted assigns.

     6.17 Consent to Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees not to commence any such suit, action or proceeding except in such courts). Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any such suit, action or proceeding. Each party irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding in (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     6.18 Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 6.18.

     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

                                   RACI HOLDING, INC.

                                   By: /s/ Mark A. Little
                                      ------------------------------------------
                                   Name: Mark A. Little
                                   Title: Chief Financial Officer

                                   THE CLAYTON & DUBILIER PRIVATE EQUITY
                                   FUND IV LIMITED PARTNERSHIP

                                   By: Clayton & Dubilier Associates IV Limited Partnership, its general partner

                                   By: /s/ Donald J. Gogel
                                      ------------------------------------------
                                   Name: Donald J. Gogel
                                   Title: General Partner

                                   BRUCKMANN, ROSSER, SHERRILL & CO. II, L.P.

                                   By:  BRSE, LLC, its general manager

                                   By: /s/ Stephen Sherrill
                                      ------------------------------------------
                                   Name: Stephen Sherrill
                                   Title: Managing Director

Acknowledgment and Consent

The undersigned hereby acknowledges,
consents to and agrees to perform all of the obligations relating to the undersigned arising under or contemplated by Sections 3.4(b) and 3.7 of the foregoing Agreement, and any similar obligations that it may be requested to undertake in connection with any offering and issuance of equity securities by RACI Holding, Inc.

REMINGTON ARMS COMPANY, INC.

By: /s/ Samuel G. Grecco
   --------------------------------
Name:  Samuel G. Grecco
Title: Secretary